UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 19, 2014

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

On March 20, 2014, ION Geophysical Corporation (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ended December 31, 2014. The decision was recommended and approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

The reports of E&Y on the Company’s financial statements for the years ended December 31, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of E&Y on the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2013, which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, was not qualified and did not contain an adverse opinion thereon.

During the years ended December 31, 2012 and 2013 and through March 20, 2014, there were no disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2012 and 2013 and through March 20, 2014, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except the Company reported a material weakness in its internal control over financial reporting as of March 31, 2013, June 30, 2013 and September 30, 2013, in Item 4 of the Company’s Quarterly Reports on Form 10-Q/A for the three months ended March 31, 2013 and the six months ended June 30, 2013, and in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013. The material weakness related to the incorrect presentation of the investments in the Company’s SPANs in the Company’s condensed consolidated statements of cash flows for the three months ended March 31, 2013 and the six months ended June 30, 2013. The material weakness was reported as remediated as of December 31, 2013, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee has discussed the above reportable event with E&Y. The Company has authorized E&Y to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning the subject matter of each of the above reportable event.

The Company has provided E&Y with a copy of the disclosures it is making in this Form 8-K in response to Item 304(a) of Regulation S-K, and requested E&Y to furnish a letter addressed to the SEC stating whether or not E&Y agrees with the statements made above. A copy of E&Y’s letter dated March 20, 2014 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Engagement of Independent Registered Public Accounting Firm

On March 19, 2014, the Company engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. During the years ended December 31, 2012 and 2013 and through March 19, 2014, the Company has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In deciding to engage Grant Thornton, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Grant Thornton and concluded that Grant Thornton has no commercial relationship with the Company that would impair its independence.

Item 9.01.    Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

Exhibit Number    Description

16.1        Letter from Ernst & Young LLP to the SEC dated March 20, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	ION GEOPHYSICAL CORPORATION
By: /s/ DAVID L. ROLAND David L. Roland Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the SEC dated March 20, 2014.

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